THE VANGUARD GROUP, INC.
                            ------------------------

                                 CODE OF ETHICS
                                 --------------

SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds' advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

     b) DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

     b) PREPARATION OF ANNUAL REPORTS. Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

     2) a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.

                         FRANKLIN PORTFOLIO ASSOCIATES

CORPORATE POLICIES & PROCEDURES MANUAL

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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
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Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
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Subject                                                   Page Number
  Introduction and Responsibilities                         1 of 3
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Issuing Department
  Legal Affairs
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INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer.

All communications will be handled in a confidential manner.

Terms frequently used in the Code are defined as follows:

o appropriate  officer - head of the affected group,  department or subsidiary
o approval - formal  written  consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid  activities  that  could  create  conflicts  of  interest  or  even  the
  appearance   of   conflicts  of  interest   with  Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
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Subject                                                   Page Number
  Introduction and Definitions                              1 of 7
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Issuing Department
  Legal Affairs
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INTRODUCTION :

Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed Corporate Policies CPP-903, 1-5, to establish specific standards to promote compliance with applicable laws. Further, the Policies are intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

Corporate Policies CPP-903, 1-5, set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policies are designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Corporate Policies. To the extent any particular portion of the Policies are inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

Any provision of the Policies may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.

Associates must read the Policies and must comply with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

DEFINITIONS:

Terms frequently used in the Policies are defined as follows:

Approval - written consent or written notice of nonobjection.
Associate - any  employee of Mellon Bank  Corporation  or its direct or indirect subsidiaries; does not include outside consultants or temporary help. Beneficial Ownership - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

"Chinese Wall" Policy - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. See CPP-903-2, Confidential Information and the Chinese Wall, for more information.

Corporation - Mellon Bank Corporation.
Dreyfus - The Dreyfus Corporation and its subsidiaries.
Dreyfus  Associate  -  any  employee  of  Dreyfus;   does  not  include  outside
  consultants or temporary help.
Exempt Securities - Exempt Securities are defined as:
o securities issued or guaranteed by the United States government or agencies or instrumentalities;
o bankers' acceptances;
o bank certificates of deposit and time deposits;
o commercial paper;
o repurchase agreements; and
o securities issued by open-end investment companies.
General  Counsel - General  Counsel of Mellon Bank  Corporation or any person to whom relevant authority is delegated by the General Counsel.
Index Fund - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.
Initial Public Offering (IPO) - the first offering of a company's securities to the public.

DEFINITIONS:

Investment  Company  - a  company  that  issues  securities  that  represent  an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
Manager of Corporate  Compliance - the associate  within the Risk Management and
  Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.
Mellon  -  Mellon  Bank   Corporation   and  all  of  its  direct  and  indirect
  subsidiaries.
Naked Option - an option sold by the investor which obligates him or her to sell a security which he or she does not own.
Nondiscretionary  Trading Account - an account over which the associated  person has no direct or indirect control over the investment decision-making process. Option - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time. Preclearance Compliance Officer - a person designated by the Manager of
  Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.
Private Placement - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.
Senior  Management  Committee - the Senior  Management  Committee of Mellon Bank
  Corporation.
Short Sale - the sale of a security that is not owned by the seller at the time of the trade.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-3
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           6/14/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Security Transactions by Employees                        1 of 6
--------------------------------------------------------------------------------
Issuing Department
  Legal
--------------------------------------------------------------------------------

POLICY:
Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.
MELLON

SECURITIES: The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

Short Sales - Short sales of Mellon securities by employees are prohibited. Short Term Trading - Purchasing and selling, or selling and purchasing the same
  (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

Margin   Transactions  -  Purchasing  on  margin  of  Mellon's  publicly  traded securities by employees is prohibited. Margining Mellon securities in connect-ion with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securi-ties may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.
Option  Transactions - Option  transactions  involving  Mellon's publicly traded securities are prohibited.Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
Major Mellon Events - Employees  who have  knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.
Mellon  Blackout  Period -  Employees  are  prohibited  from  buying or  selling
  Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

PLAN: For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory  Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.
Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.
Initial  Public  Offerings - Mellon  prohibits its employees  from acquiring any securities in an initial public offering ("IPO").
Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

OTHER
SECURITIES:

Material  Nonpublic   Information  -  Employees  possessing  material  nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.
Naked  Options,  Excessive  Trading  - Mellon  discourages  all  employees  from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.
Private  Placements - Employees are prohibited  from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in PP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.
Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.
Short-Term  Trading - Employees are discouraged from purchasing and selling,  or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (A)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Insider Risk Associates Only   8 of 8
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:

No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

EFFECTIVE
DATE:
The following restrictions will be effective upon adoption of Corporate Policies CPP-903, 1-5. Securities of financial services organizations properly acquired before the later of the effective date of these Policies or the date of hire may be maintained or disposed of at the owner's discretion.

Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of these Policies or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

Within 30 days of the later of the effective date of these Policies or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

DEFINITIONS:

Security Issued by a Financial Services Organization - any security issued by:

o                                           o
  *COMMERCIAL BANKS (OTHER THAN MELLON)       BANK HOLDING COMPANIES (OTHER THAN
                                              MELLON)

o                                           o
  *THRIFTS                                    SAVINGS AND LOAN ASSOCIATIONS

o                                           o
  *INSURANCE COMPANIES                        BROKER/DEALERS

o                                           o
  *INVESTMENT ADVISORY COMPANIES              TRANSFER AGENTS

o                                           o
  *SHAREHOLDER SERVICING COMPANIES            OTHER DEPOSITORY INSTITUTIONS


DEFINITIONS:

The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

RESTRICTIONS:

You are prohibited from acquiring any security issued by a financial services organization if you are:

o a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.
o employed in any of the following departments of a Mellon entity other than Dreyfus (see CPP-903-1, Introduction and Definitions, for definition of "Dreyfus"):

o                                           o
 * STRATEGIC PLANNING                          FINANCE
o                                           o

 * INSTITUTIONAL BANKING                       LEGAL

o an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

PRECLEARANCE
REQUIREMENT:

All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (See CPP-903-3), which are equally applicable to these provisions.

Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o    purchases or sales of Exempt Securities (see CPP-903-1,

Introduction and Definitions);

o purchases or sales of municipal bonds;
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions that are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);
o the automatic reinvestment of dividends under a DRIP (preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer, as described above; and/or

PRECLEARANCE
REQUIREMENT:

o those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

REQUESTS FOR
PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (refer to Exhibit C1 in the Confidential Information and Securities Trading Policy booklet).

The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and
o Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED
LIST:

The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws.

The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

o Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;
o Mellon is involved as a selling shareholder in a public distribution of the company's securities;
o Mellon is involved as an agent in the distribution of the company's securities;
o Mellon has received material nonpublic information on the company;
o Mellon is considering the exercise of significant creditors' rights against the company; or
o The company is a Mellon borrower in Credit Recovery. Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibit B1 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading booklet).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (B)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Investment Associates Only     9 of 9
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:

Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below. No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

o any direct or indirect beneficial ownership of any securities of such issuer;
o any contemplated transaction by the Investment Associate in such securities;
o any position with such issuer or its affiliates; and
o any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in CPP-903-3).

RESTRICTIONS:

The following restrictions apply to all Investment Associates:

o Portfolio Information - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions,programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.
o Material Nonpublic Information - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.
o Short-Term Trading - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In addition to the previous restrictions, the following restrictions apply only to Dreyfus Associates and Associates of Mellon Entities Registered Under The Investment Advisers Act of 1940 (i.e.,"40 Act Associates"):

o Outside Activities - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (Other than Mellon) without the prior approval
o the Manager of Corporate Compliance.
o Gifts - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a de minimis value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered de minimis if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.
o Blackout Period - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pend-ing buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

PRECLEARANCE
REQUIREMENT:

All Investment Associates must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security. Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o purchases or sales of "Exempt Securities" (see CPP-903-1, Definitions);
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions which are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);
o purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer,  as described  above;  and/or
o those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

 REQUESTS FOR PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form (refer to the Confidential Information and Securities Trading Policy booklet for the following Exhibits: Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C2).

The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the day on which preclearance is given;
o preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and
o Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED LIST:

Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet).

o Statement of Securities Holdings - Within ten days of becoming an Investment Associate and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the CPP-903-1, Definitions.
o Investment Associates should refer to "Beneficial Ownership" (CPP-903-3) which is also applicable to Investment Associates (refer to Exhibit D in the Confidential Information and Securities Trading Policy booklet for Statement Format). The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.
o Special Requirement with Respect to Affiliated Investment Companies - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of becoming an Investment Associate (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

CONFIDENTIAL
TREATMENT:

The Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Dreyfus associates are also available for inspection by the boards of directors of Dreyfus and by the boards of directors(or trustees or managing general partners, as applicable) of the investment companies managed or administered by Dreyfus.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (C)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Other Associates Only          4 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:
Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance. Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed herein.

RESTRICTIONS:

The following restrictions apply to all Other Associates:

o Margin Transactions - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (refer to Exhibit B1 in the Confidential Information and Trading

RESTRICTIONS:
(Cont.)

Securities booklet for an example of an instruction letter to a broker).

o Private Placements - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

     As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

     Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and
o Other Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request. Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance.Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

PRECLEARANCE
REQUIREMENT:

Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown in Exhibit C1of the Confidential Infromation and Securities Trading Policy booklet).

REQUIRED
REPORTING:

Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts (refer to Exhibit B1 in the Confidential Information and Trading Securities booklet for an example of an instruction letter to a broker) :

o Report of Transactions in Mellon Securities - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet for an example of the written report to the Manager of Corporate Compliance).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Introduction and Responsibilities                         3 of 3
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer. All communications will be handled in a confidential manner.

INTRODUCTION

Terms frequently used in the Code are defined as follows:

o appropriate officer - head of the affected group, department or subsidiary o approval - formal written consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR
RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

YOUR
RESPONSIBILITIES:

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  FINANCE AND ACCOUNTING                                    CPP-607-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  PROCUREMENT                                               5/4/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Policy                                                    1 of 2
--------------------------------------------------------------------------------
Issuing Department
  Corporate Services
--------------------------------------------------------------------------------

APPROVAL: To serve as a director, officer or general partner of an outside entity, obtain or renew approval as follows:

Responsibility
Employee Requesting
Approval Action

1. Complete an Outside Directorships and Offices Approval Form that can be obtained as follows:

o Send an e-mail request via MS Mail to Outside Directorships/Policy or via the Internet to odopolicy@mellon.com. An MS Word version of the form will be returned via e-mail.
o If e-mail is unavailable,  contact  Corporate  Compliance at (412) 234-1676 or
  (412) 236-1597. A form will be sent via interoffice mail.

2.   As needed, obtain the following additional information:

o If the outside entity has, or is seeking a credit facility with Mellon, attach a copy of the current exposure summary sheet and credit approval form. If the "Customer Risk Rating" is greater than 5, complete the "Justification for Approval" section (question number 22) of the Outside Directorships and Offices Approval Form.
o If Indemnification is being requested, complete the "Indemnification Request" section (question number 23) of the Outside Directorship and Offices Approval Form, documenting the benefits to Mellon for approval of the indemnification request.

  NOTE:   Missing   information   will  cause  the  form to be  returned  to the
  employee requesting approval.

3. Send the original completed approval form and any required attachments to Corporate Compliance in Pittsburgh (151-4340) for further processing and retain a copy.

Responsibility
Corporate Compliance
Action

4.   Review the form and obtain approval signatures, when required.

     Approvals are generally required for new applications to certain outside entities as follows:

     Chief Executive Office approval when the applicant is a member of the Senior Management Committee, and the outside entity:

o debtor of Mellon Bank Corporation or any of its subidiaries
o one for which the employee is seeking Indemnification

                Senior Management Committee member approval for:

o for-profit organization
o issue-oriented organization
o local government (including appointed offices)
o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification

                        Chief Risk Officer approval for:

o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification


Responsibility Action
Corporate Compliance

                         Corporate Affairs approval for:

o issue oriented organization
o local government (including appointed offices)
o high profile charitable organization
o national or high-visibility religious organization
o chamber of commerce or economic development authority
o school board (elementary,  high school, college, and university)
o hospital or health care  facility
o cultural organization (the arts, museums, historical societies, theaters, etc.)

5.   When processing is complete, send a copy of the form to the employee.

     This approval process does not constitute a request for, nor does it carry with it, indemnification. An employee will, however, have any protection, including indemnification and insurance, provided by the outside entity. Employees are encouraged to secure an understanding of the level of such protection provided by such entity. An employee will also be protected by any applicable limitations on the liability of a director or officer.

     Records - All original approved request forms are retained by Corporate Compliance in Pittsburgh.

     Annual Renewal - Annually, all employees serving as a director, officer, or general partner of an outside entity must renew their approvals. Renewals must be documented on an Outside Directorship and Offices Approval Form and submitted to Corporate Compliance.

APPROVAL:

     Annual Certification - Annually, as part of the year-end Code of Conduct certification, officers will be asked to certify that they have obtained all approvals required by this procedure and are otherwise in compliance with Corporate Policy and Procedure.

CHANGES:

     If at any time there are any material changes to the information represented on the original approval form, the employee must complete a new approval form, send the original to the Corporate Compliance in Pittsburgh, and retain a copy. If an employee is no longer serving as a director, officer or general partner of an outside entity, indicate so on a copy of the original approval form and send it to Corporate Compliance in Pittsburgh.

QUESTIONS:
     Direct questions concerning directorships or indemnification to the Chief Litigation Counsel at 412-234-1566.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  EXTERNAL AFFAIRS AND COMMUNICATIONS                       CPP-806-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CUSTOMER INFORMATION                                      8/30/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Confidentiality of Customers' Accounts                    1 of 1
--------------------------------------------------------------------------------
Issuing Department
  Legal
--------------------------------------------------------------------------------

POLICY:

     Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

     Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

     The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

MELLON
SECURITIES:

     The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

     Short Sales - Short sales of Mellon securities by employees are prohibited.

     Short Term Trading - Purchasing and selling, or selling and purchasing the same (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

     In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

     Margin Transactions - Purchasing on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

     Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

     Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

     Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

MELLON 401(k)

PLAN:
     For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

     Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.


OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

Initial Public Offerings - Mellon prohibits its employees from acquiring any securities in an initial public offering ("IPO").

Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Naked Options, Excessive Trading - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

Private Placements - Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in CPP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

Short-Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  FRAUD                                                     8/10/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Policy For Reporting Known or Suspected Internal/         1 of 1
  External Crimes/Incidents
--------------------------------------------------------------------------------
Issuing Department
  Audit and Risk Review
--------------------------------------------------------------------------------

POLICY:
RESPONSIBILITIES:

It is the Corporation's policy that all known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported and thoroughly investigated. All Employees are responsible for immediately reporting any known or suspected internal/external crimes/incidents or Code of Conduct violations to the Audit and Risk Review Department.

Audit and Risk Review Department is responsible for investigating all reported incidents of internal/external crime or Code of Conduct violations throughout the Corporation (with the exception of consumer credit card fraud). Also, the Audit and Risk Review Department is responsible for issuing required written reports to regulatory and law enforcement agencies, and to the appropriate managers.

Legal Department is responsible for reviewing all written reports to regulatory and law enforcement agencies prior to issuance.
Corporate Policies & Procedures Manual

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1(A)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  FRAUD                                                     8/10/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Procedure For Reporting Known or Suspected Internal/      3 of 2
  External Crimes/Incidents
--------------------------------------------------------------------------------
Issuing Department
  Audit and Risk Review
--------------------------------------------------------------------------------

REPORTABLE
CRIMES/INCIDENTS:

Any known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported to the Audit and Risk Review Department. These crimes/incidents include:

o any known or suspected dishonesty (e.g. theft, embezzlement, check-kite, loan fraud, computer fraud, misappropriation)
o any mysterious disappearance or unexplained shortage of corporate funds or other assets
o any known or suspected criminal activity or pattern of activity in violation of any section of U.S. Code, State Code, or applicable regulation, regardless of amount, where the Corporation is an actual or potential victim
o any known or suspected criminal activity or pattern of criminal activity involving financial transactions conducted through the Corporation or where the Corporation is used to facilitate a criminal transaction, even if the Corporation is not an actual or potential victim (e.g., Bank Secrecy Act violations)

NOTE: Incidents involving robbery, burglary, vandalism, mischief, bomb threats, extortion, and kidnapping are not covered by this procedure. These incidents must be reported directly to the entity's Corporate Security representative. Also, credit card fraud incidents which do not involve employees are not covered by this procedure. These incidents must be reported to the Security Unit, Credit Card Department, Mellon Bank (DE).

REPORTING
PROCESS:

Report by telephone known or suspected internal/external crimes/incidents to the following Audit and Risk Review Department locations:

o Mellon Bank (DE), Commonwealth and Northeast PA banking regions and Mellon/PSFS - Report to the Audit and Risk Review Department, Investigations, Mellon/PSFS (215-553-4278).
o Mellon Bank (MD) and Western, Central and Northern PA banking regions - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).
o The Boston Company and The Dreyfus Corporation - Report to the Audit and Risk Review Department, Investigations, The Boston Company (617-722-7454).
o All other entities - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).

Anonymously Reporting - If an employee has knowledge of known or suspected internal/external crimes/incidents or Code of Conduct violations but wishes to remain anonymous, they can contact the "Questionable Activities Hot Line" at 1-800-234-MELN, extension 4-8477.

The Audit and Risk Review Department's Corporate Investigation Section monitors all calls made on the Hot Line and will conduct thorough investigations as appropriate based on the information provided. If the call involves a routine grievance or other Human Resources related issue, the caller will be encouraged to contact his/her supervisor or Human Resources representative.

RESTITUTION:

Restitution terms agreed upon in the course of an investigation will be turned over to the appropriate collections area within the entity. Monitoring of these obligations will be performed in accordance with established procedures at that entity.

INCIDENT
DOCUMENTATION:

Audit and Risk Review Department is responsible for documentation of incidents that are reported. Because of the confidentiality of such matters, documentation should not be prepared or maintained outside the Audit and Risk Review Department except on the instructions of Audit and Risk Review or the Legal Department.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-2
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Obeying Laws and Regulations                              5 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

OVERVIEW:

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

o influence  your  judgment  when  acting on behalf of Mellon
o compete  against Mellon in any  business  activity
o divert  business  from Mellon
o diminish the efficiency  with which you perform your regular duties
o harm or impair Mellon's financial or professional reputation; or
o benefit you at the expense of Mellon

As an associate, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict in writing to the Chief Compliance Officer. The Chief Compliance Officer must keep copies of all such disclosures.

INVESTMENTS
THAT REQUIRE
APPROVAL:

In addition to the requirements contained in the Confidential Information And Securities Trading Policies (CPP-903, 1-5), you are required to obtain approval from the Chief Compliance Officer

o before you invest in a business enterprise if you have responsibilities for providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or
o to hold an investment in a business enterprise if you are assigned responsibility for providing services to, or purchasing goods and services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING:

To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an associate, you are prohibited from:

o directly or indirectly buying assets from (other than assets being offered to the public or associates generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval as required
o representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an associate who is your spouse because it might impact your spouse's incentive compensation or performance appraisal
o representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party

MONITORING
OUTSIDE
ACTIVITIES:

As an associate, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

o significantly  encroach  on time or  attention  you  devote to your  duties
o adversely  affect the quality of your work
o compete with Mellon's  activities
o involve any significant use of Mellon's equipment, facilities or supplies
o imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes)
o adversely affect the reputation of Mellon

LIMITING
OUTSIDE
EMPLOYMENT:

While an associate, you may not accept outside employment as a representative who prepares, audits, or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Chief Compliance Officer before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor or insurance broker or agent

If you are a Bank associate, you may be prohibited by federal law from participating in "interlocking affiliations," that is, dual service as an associate of an organization that is primarily engaged in the issue, flotation, underwriting, public sale or distribution of stocks, bonds or other securities; as a director, officer or employee of any commercial bank, banking association, trust company, savings and loan or savings bank not owned by Mellon; or as a director or officer of a registered public utility holding company or subsidiary.

PURCHASING
REAL ESTATE:

Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Chief Compliance Officer, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

o purchase commercial real estate from, or sell it to, a current or known potential Mellon customer
o purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose
o bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing

ACCEPTING
HONORARIA:

Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered you should donate it to the Mellon Bank Foundation, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of modest value (not to exceed $100). You also may accept reimbursement of related expenses subject to the approval of the Chief Compliance Officer. You should check with the Tax Group to ensure proper tax treatment.

ACCEPTING
FIDUCIARY
APPOINTMENTS:

A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Chief Compliance Officer, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

o Avoid any representations that you are performing (or have access to) the same professional services that are performed by a bank.
o Do not accept a fee for acting as co-fiduciary with a bank unless you receive approval from the board of directors of that bank.
o Do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

PARTICIPATING IN
CIVIC AFFAIRS:

You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "SERVING AS OUTSIDE DIRECTOR OR OFFICER" below as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.

SERVING AS
OUTSIDE DIRECTOR
OR OFFICER:

In view of the potential conflicts of interest and the possible liability for both Mellon and you, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service you should review and comply with the Corporate Policy, CPP-805-1, Serving As A Director/Officer Of An Outside Entity, which requires approval to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification. This Policy may be obtained from your department head or the Finance department.

While you are serving as an officer, general partner or director of an outside entity, you should:

o not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some special benefit to Mellon by the outside entity and see
  that the  outside   entity's   records  reflect  your  abstention
o relinquish any responsibility you may have for any Mellon relationship with the outside entity
o be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices
o comply with the annual approval requirements as detailed in CPP-805-1, Serving As A Director/Officer Of An Outside Entity.

Any employee serving as a treasurer of a public organization such as a school district, borough or other similar governmental entity, must consult Legal Affairs for further guidelines.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

As explained in CPP-102-2, Obeying Laws and Regulations, it is unlawful to use Corporate funds or assets in connection with federal elections and many states also restrict the use of corporate funds or assets in connection with state elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with state elections may not be made without prior approval of Legal Affairs.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate Policies were developed in the areas listed below:

Gifts and Entertainment - Under the Bank Bribery Act, you may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink. (See CPP-102-2, Obeying Laws and Regulations.) Employees of NASD members should check NASD rules, which in some instances are more restrictive. Under the Bank Bribery Act, you may not:

o solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information
o give cash gifts to, or accept cash gifts from, a customer, supplier or person to who you refer business o use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business
o accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Chief Compliance Officer; or
o except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

o gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an associate's parents, children or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors
o meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense
o loans from other banks or financial institutions on customary terms to finance proper and usual associate activities (such as home mortgage loans) except where prohibited by law
o advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a value of less than $100
o discounts or rebates on merchandise or services that do not exceed those available to other customers o gifts which have a value of less than $100 and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday
o charitable, educational or religious organization awards for recognition of service and accomplishment

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by this Code, you must notify the Chief Compliance Officer in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Chief Compliance Officer. The Chief Compliance Officer will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Chief Compliance Officer will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by associates should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies, you should be aware that gifts or prizes given to those employees are subject to the Bank Bribery Law and that the Bank Bribery Law applies to both givers and recipients.

Borrowing from Customers - You are not permitted to borrow from or lend your personal funds to Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

Giving Advice to Customers - Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice - You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

Tax And Investment Advice - You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

Recommending Professional Services - Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, associates or others. Under no circumstances may you make a recommendation if you expect to benefit.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-4
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Respecting Confidential Information                       5 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

OVERVIEW:

The Confidential Information and Securities Trading Policies (CPP-903, 1-5) establishes guidelines to protect confidential information about Mellon, its customers and others with whom it does business. These guidelines are summarized below.

As an associate, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private and business affairs of Mellon's customers and suppliers. Such information is privileged and must be held in the strictest confidence.

Confidential information is to be used only for Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other associates who do not need such information to perform their jobs or to provide services to or for Mellon.

NEWS MEDIA
COMMUNICATIONS:

Any communications or disclosures of information to the news media must be done by or with the approval of the Mellon Media Relations/Corporate Affairs area. All media inquiries should be directed to the Media Relations/Corporate Affairs area.

INFORMATION
OBTAINED
FROM BUSINESS
RELATIONS:

You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages.

MELLON FINAN
INFORMATION:

Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to the information. Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

MELLON
EXAMINATION
INFORMATION:

Banks and some other subsidiaries are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

MELLON
PROPRIETARY
INFORMATION:

Certain nonfinancial information developed by Mellon, such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation, is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside or inside Mellon who does not have a need to know such information. This obligation survives your employment with Mellon. Associates are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose such materials, products or services to Mellon.

ELECTRONIC
INFORMATION:

E-mail, voice mail and communications systems are intended for Mellon business use only. Files created on these systems are subject to review and inspection by management. You should not expect messages sent on these systems to be treated as private or confidential. You should limit the transmission of highly sensitive information on those systems. Messages created in these systems should be in compliance with the Corporate Policy on Document Creation and Retention (CPP-111-2). For more detailed information on use of these systems, see the Corporate Policy on E-Mail Creation and Retention (CPP-111-3).

INFORMATION
SECURIT
SYSTEMS:

If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

COMPUTER
SOFTWARE:

Computer software is to be used on Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

INSIDER
INFORMATION:

Insider information is material, nonpublic information relating to securities issued by any corporation. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell, or hold stock or to influence the markets price of the stock.

The courts have ruled that insider information about securities must be made public before anyone possessing it can trade or recommend the purchase or sale of the securities concerned. Under federal and state securities laws, you, Mellon, and the person who receives the information could be held legally responsible for misusing insider information.

Obviously, the insider information rule is very difficult to apply in given circumstances. Associates must be extremely cautious in discussing Corporate information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether an item is insider information or whether it has been or should be revealed, consult Legal Affairs.

"CHINESE WALL"
POLICY:

To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted "Chinese Wall" policies. The Chinese Wall separates the business units or associates likely to receive insider information from the business units or associates that trade in securities or provide investment advice.

Mellon's "Chinese Wall" policy is contained in the Confidential Information and Securities Trading Policies (CPP-903, 1-5) and establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or division of Mellon Banks or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to associates in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-110-2
--------------------------------------------------------------------------------
Section                                                   Revised Date
  SERVICE AGREEMENTS                                        2/16/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Agreements with Vendors and Service Providers             1 of 7
--------------------------------------------------------------------------------
Issuing Department
  Human Resources
--------------------------------------------------------------------------------

                                 CODE OF ETHICS

SCOPE AND PURPOSE

This Code of Ethics (the "Code") applies to:

o all directors, officers and employees of:                       }
  -        Schroder Investment Management North  } Collectively   }
         America Inc.,                           } "SIM NA"       }
  -        Schroder Investment Management North                   }
         America Limited                                          } Collectively
  -        Schroder Fund Advisors Inc., ("SFA")                   } The "US
                                                                  } Schroder
o    Schroder   Investment   Management   International           } Group"
     Limited   ("SIMIL")                                          }
o    New York based  employees of Schroder US                     }
     Holdings Inc. ("SI") who are  located  on the 34th floor     }
     of 787  Seventh  Avenue,  New  York,  NY 10019               }
o    all persons employed by any subsidiary of                    }
     Schroders plc } ("Schroders") who are  Access                }
     Persons  (as  defined  below) of any registered              }
     investment company managed by SIM NA.

Set forth below is the Code of Ethics (the "Code") for the US Schroder Group, as required by Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act"), Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2(a)(12) under the Advisers Act and Section 20A of the Securities Exchange Act of 1934 ( the "Exchange Act"). The Code applies to every employee (full- and part-time) of the US Schroder Group.

The objective of the Code is to ensure that all business dealings and securities transactions undertaken by employees, whether for clients or for personal purposes, are subject to the highest ethical standards. Incorporated within the Code are an Insider Trading Policy and a Personal Securities Transactions Policy, which contain procedures that must be followed by all personnel.

Every employee, by means of an Annual Certification of Compliance with the Code of Ethics (see Exhibit B), must retain, read and acknowledge receipt and understanding of this Code, which will be updated as necessary. Any questions regarding the Code should be referred to the appropriate Ethics Supervisor.

The Code contains additional restrictions and requirements for certain Access Persons (as defined in Appendix A), including all US Schroder Group fund managers, investment analysts, traders, and those employees who, in connection with their duties, are aware of securities under consideration for purchase or sale on behalf of clients. Such persons will be notified in writing of their status. These restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their personal accounts and securities transactions initiated or recommended for clients.

STATEMENT OF POLICIES

(a)      CONFIDENTIALITY

         Personnel are expected to honor the confidential nature of company and client affairs. Information designated as confidential shall not be communicated outside of the US Schroder Group or other affiliated companies of Schroders other than to advisers consulted on a confidential basis, and shall only be communicated within Schroders on a "need to know" basis or as otherwise authorized by management in conformity with the Code.

         PERSONNEL MUST ALSO AVOID MAKING UNNECESSARY DISCLOSURE OF ANY internal information concerning Schroders and its business relationships and must use such information in a prudent and proper manner in the best interests of Schroders and its clients.

(b)      LEVEL OF CARE

         Personnel are expected to represent the interests of Schroders and its clients in an ethical manner and to exercise due skill, care, prudence and diligence in all business dealings, including but not limited to compliance with all applicable regulations and laws, and to avoid illegal activities and other conduct specifically prohibited to its personnel by the respective policies of any of the US Schroder Group companies in relation to which a person is a director, officer or employee.

(c)      FIDUCIARY DUTIES

         All personnel have fiduciary duties:

         (i)      at all times to place the  interests of their  clients  before
                  their own and not to take  inappropriate    advantage of their
                  position, and

         (ii) to conduct themselves in a manner which will avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility.

(D)      REQUIREMENTS

         (i)      Personnel  are  required to comply  with the  Insider  Trading
                  Policy   and   Personal    Securities    Transactions   Policy
                  incorporated herein.

         (II) Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any client.

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company or of any company whose securities are held in any client portfolio, except with the prior authorization of the Chairman or Chief Executive of SIM NA, the Chairman of SIMIL or, in their absence, a majority of the Ethics Committee, based upon a determination that the board service would be consistent with the interests of Schroders' clients. If permission to serve as a director is given, the company will be placed permanently on Section Two of the US Schroder Group Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorized when certification has been obtained from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

COMPLIANCE

THE ETHICS COMMITTEE (see Appendix A) is responsible for ensuring that a copy of the Code is delivered to all persons at the time of the commencement of their employment with any US Schroder Group company, as well as on an annual basis. As a condition of continuing employment, each employee is required to acknowledge in writing receipt of a copy of the Code and that he or she has understood the obligations and responsibilities hereunder and on an annual basis to certify compliance with it on the form provided.

THE ETHICS SUPERVISORS (see Appendix A) are each responsible for maintaining with respect to their company the records and filings required under the Code and must report immediately to the Ethics Committee any evidence of a breach of the Code by any personnel. Following such report, there will be a prompt review of the situation by the Ethics Committee and, if necessary, appropriate disciplinary and/or dismissal proceedings will be instituted, including, but not limited to, referral to the appropriate regulatory agency. Each Ethics Supervisor will conduct a regular annual review, in addition to any other special reviews which may be deemed appropriate by the Ethics Supervisor, to supervise the operation of the Code (including the Insider Trading and Personal Securities Transactions Policies) and will report SUCH REVIEWS BY JANUARY 31ST of each year to the Ethics Committee or other senior officer of the US Schroder Group appointed to receive this information.

QUESTIONS

All questions about an individual's responsibilities and obligations under the Code of Ethics should be referred to any member of the Ethics Committee, to the Chief Compliance Officer in New York or London, to the General Counsel of Schroder U.S. Holdings Inc., or to the relevant Ethics Supervisor.

                             INSIDER TRADING POLICY



THE SCOPE AND PURPOSE OF THE POLICY

It is a violation of United States federal law and a serious breach of Schroders' policies for any employee to trade in, or recommend trading in, the securities of a company, either for his/her personal gain or on behalf of the firm or its clients, while in the possession of material, nonpublic information ("inside information") which may come into his/her possession either in the course  of  performing  his/her  duties,  or  through  personal  contacts.  Such violations could subject you, Schroders, and our parent organizations, to significant civil as well as criminal liability, including the imposition of monetary penalties, and could also result in irreparable harm to the reputation of SCHRODERS. TIPPEES (I.E., persons who receive material, nonpublic information) also may be held liable if they trade or pass along such information to others.

The US Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires all broker-dealers and investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of MATERIAL, NON-PUBLIC information. Although ITSFEA itself does not define "insider trading", the US Supreme Court has previously characterized it as the purchase or sale of securities (which include debt instruments and put and call OPTIONS) WHILE IN POSSESSION OF INFORMATION WHICH IS BOTH MATERIAL AND NON-PUBLIC, I.E., information not available to the general public about the securities or related securities, the issuer and in some cases the markets for the securities. The provisions of ITSFEA apply both to trading while in possession of such information and to communicating such information to others who might trade on it improperly. This policy supplements the policies and procedures set forth in SIM NA, SFA's and SI's Chinese Wall Procedures, which are incorporated herein by reference.

MATERIALITY

Inside information is generally understood as material information about an issuer of publicly-traded securities that has not been made known to either the professional investment community or to the public at large. Inside information is material if it would be likely to have an effect on the price of the issuer's securities or if a reasonable investor would be likely to consider it important in making his/her investment decision. Such information usually originates from the issuer itself and could include, among other things, knowledge of a company's earnings or dividends, a significant change in the value of assets, changes in key personnel or plans for a merger or acquisition.

For example, a portfolio manager, analyst or trader may receive information about an issuer's earnings or a new product in a private communication with the issuer. Such information is usually considered material and is generally inside information because it has not been effectively disseminated to the public at large. As a general rule, any information received from an issuer that has not been made public in a press release or a public filing will be considered inside information. Upon learning the information, the employee may not purchase or sell securities of the issuer for him/herself or for any account under management until the information is effectively disseminated to the public.

If an employee has received information regarding an issuer and he/she believes that the information given has not been given in breach of fiduciary duties, then that person may retain and act upon the information.

Market information which emanates from outside the corporation but affects the market price of an issuer's securities can also be inside information. For example, inside information can also originate within Schroders itself. This would include knowledge of activities or plans of an affiliate, or knowledge of securities transactions that are being considered or executed on behalf of clients. Inside information can also be obtained from knowledge about a client that an employee has discovered in his/her dealings with that client. Inside information pertaining to a particular issuer could also involve another company that has a material relationship to the issuer, such as a major supplier's decision to increase its prices.

In addition, Rule 14e-3 under the Exchange Act makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired, directly or indirectly from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. This rule prohibits not only trading, but also the communication of material, nonpublic information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication will result in a trade by someone in possession of the material, nonpublic information.

PROCEDURES AND RESPONSIBILITIES OF EMPLOYEES

1. PERSONNEL WHO ACQUIRE NON-PUBLIC information (that may possibly be material) about a company are immediately prohibited:

         (a) from trading in the securities of that company or related securities and financial instruments (as defined below) whether for client accounts, for Schroder company accounts, or for any Personal Account (see definition in Appendix A), and

         (b) from communicating the information either inside or outside Schroders except as provided below.

2. Such personnel, other than Senior Executives as defined in the Chinese Wall Procedures, are required immediately to notify the most senior-ranking available member of the Ethics Committee (see Appendix A) who will evaluate whether the information is both material and non-public.

         IF YOU ARE IN ANY DOUBT, SPEAK TO THE SENIOR-RANKING AVAILABLE MEMBER OF THE ETHICS COMMITTEE.

3. If the information is determined by this member of the ethics committee to be material and non-public, all securities of the relevant company (or companies) and related securities or financial instruments will be placed on Section One of the US Schroder Group Restricted List (see discussion below) with immediate effect.

4. Only the member of the ethics committee who determined the information to be material and non-public may decide whether it is necessary to communicate the Inside Information to another party, either inside or outside Schroders. If so, the communication must state clearly and expressly that such information is MATERIAL, NON-PUBLIC and confidential and that its possession precludes trading for any account in any security of the specified company or any related security or financial instrument.

5. This same member of the Ethics Committee is responsible for notifying the Ethics Supervisor when such information ceases to be material and non-public and for ensuring that the securities of the relevant company or companies and related securities or financial instrument are removed from the US Schroder Group Restricted List. The person who initially reported possession of the information is required to notify the member of the Ethics Committee of any change in status of the information of which he or she becomes aware.

6. All employees are also responsible for preventing disclosure of any non-public information in schroders' possession, whether or not that information is material, except in accordance with the procedures set out in this policy.

7. Any files likely to contain non-public information must be kept locked and access to computerized files must be restricted at all times, except when required by authorized personnel for the performance of their duties at Schroders.

8.       Non-public  information  which has not been deemed to be material under
         2. above may be communicated only to such personnel as require such information for the performance of their duties at Schroders.

PENALTIES

Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in such unlawful conduct and their employers. Under the law, a person can be subject to some or all of the penalties below, even if s/he does not personally benefit from the violation. Penalties include:

1)       civil injunctions;

2)       disgorgement of profits;

3)       treble  damages - fines  for  the  access  person  who  committed   the
         violation, of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited;

4) fines for the employer or other controlling person of up to the greater of $1,000,000, or 3 times the profit gained or loss avoided; and

5)       jail sentences.

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC

Special restrictions apply to dealing in the securities of Schroders plc because staff, by virtue of their employment, may be deemed to have Inside Information:

1. Securities of Schroders plc will not be purchased for any client account without the permission of that client, and then only if permitted by applicable law and with the prior approval of a member of the Ethics Committee or Ethics Supervisor.

2. Personal securities transactions in the securities of Schroders plc are subject to blackout periods and other restrictions which are outlined in the Schroder London Group Staff Handbook. Copies of the restrictions are available from the Ethics Supervisors. Staff wishing to deal in the securities of Schroders plc must first contact the senior-ranking dealer in Schroders' London equity dealing room who will explain the applicable blackout periods, restrictions and authorizations required.

US SCHRODER GROUP RESTRICTED LIST

The US Schroder Group Restricted List is circulated only to those employees responsible for placing securities trades, to members of the Ethics Committee and to the Ethics Supervisors.

SECTION ONE: No personnel may place trades in any securities, which term includes options, warrants, debentures, futures, etc., on such securities (hereinafter referred to as a related security or financial instruments, of any company on Section One of the US Schroder Group Restricted List for any account whatsoever, including client accounts, Schroder company accounts or Personal Accounts at any time.

SECTION TWO: Trades in the securities or related securities or financial instruments of any company on Section Two of the US Schroder Group Restricted List (which contains those companies that have an officer of a US Schroder Group Company on their board of directors, or where a US Schroder Group Company manages a part of their balance sheet assets, i.e., corporate cash rather than pension fund assets) may only be undertaken with the written permission of the appropriate Ethics Supervisor.

No approval to trade will be given by the Ethics Supervisor:

(i) for any securities of a company currently on Section One of the US Schroder Group Restricted List;

(ii) for any security of a company on Section Two of the US Schroder Group Restricted List because an officer of a US Schroder Group Company serves as a director of that company unless the Ethics Supervisor (or alternate) can obtain confirmation from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities. Permission to trade in the securities of any company on Section Two of the US Schroder Group Restricted List because a US Schroder Group Company manages balance sheet assets for that company (as opposed to pension fund assets) will only be given if the Ethics Supervisor (or alternate) can obtain confirmation from the portfolio manager responsible for that client that no US Schroder Group Company holds any price sensitive information with respect to that company. Permission will not, in any event, be given to any personnel personally involved in the management of that client's account.

                        PERSONAL SECURITIES TRANSACTIONS
                                     POLICY

SCOPE AND PURPOSE OF THE POLICY

This Personal Securities Transactions Policy sets out the policies and procedures required to be followed by all personnel in connection with trades for Covered Accounts in Covered Securities (see Appendix A) in order to comply, INTER ALIA, with the US Schroder Group's Code of Ethics. It sets out additional restrictions and requirements for Level One Access Persons (as defined in Appendix A). Further, it sets out the policies and procedures required to be followed by outside directors (as defined in Appendix A) of Schroder Capital Funds, Schroder Capital Funds (Delaware) and Schroder Series Trust (collectively, the "Schroder Funds").

SIM NA LONDON, NEW YORK, SIMIL, AND SI-NEW YORK PERSONNEL

The procedures applicable to personnel employed by SIM NA in London and the US, SIMIL, and to SI - New York personnel vary in detail but not in principle.

ESTABLISHING AN ACCOUNT

Before undertaking any transactions in Covered Securities, employees must establish an account in accordance with the requirements of their employer company.

New York

All US-based personnel of SIM NA and SI, unless exempted in writing by the Ethics Committee, are required to maintain their Covered Accounts at Salomon Smith Barney ("SSB") or Charles Schwab & Co. ("Schwab"). SSB and Schwab provide an electronic download of employees' trades on T+1 which are accessed daily by the Compliance Department. Additionally, both firms provide contemporaneous copies of monthly account statements and trade confirmations to the Compliance Department.

Personnel on secondment from London to New York may apply for a waiver of the requirement to maintain brokerage ACCOUNTS AT SSB OR SCHWAB FOR NON-US securities. At a minimum, such personnel must follow the procedures set forth in the "Schroder Investment Management London Group Personal Investment Dealing Rules" as described below and report their transactions in Covered Securities quarterly to the New York Ethics Supervisor.

LONDON

All London-based personnel are required to comply with the requirements of the "Schroder Investment Management London Group Personal Investment Dealing Rules," which are incorporated herein by reference, including placing all transactions in Covered Securities through the Schroder London dealing room. London-based personnel must establish an account to deal through Schroders' London dealing room according to the procedures set out in the London Staff Handbook. Such procedures are incorporated herein by reference within this Personal Securities Transactions Policy. Upon establishing an account, London-based personnel covered by this Policy are required to make arrangements for copies of all contracts and confirmations to be sent to their Ethics Supervisor.

TORONTO AND MEXICO CITY

 All Toronto and Mexico City based SIM NA personnel may maintain Covered Accounts at the brokerage firm of their choosing, provided that Compliance (New
York) is notified. These employees are required to provide Compliance with copies of monthly/periodic account statements and trade confirmations.

TRANSACTIONS

ALL TRANSACTIONS FALL INTO ONE OF FOUR CATEGORIES:

o    TRANSACTIONS PROHIBITED BY THE POLICY
o    TRANSACTIONS EXEMPT FROM ALL PROVISIONS OF THE POLICY
o TRANSACTIONS EXEMPT FROM THE PRE-CLEARANCE REQUIREMENTS BUT SUBJECT TO THE REPORTING PROVISIONS OF THE POLICY
O    TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND THE REPORTING PROVISIONS



PROHIBITED TRANSACTIONS

All personnel are prohibited from trading for any Covered Account where the execution of any such transaction would violate the principles and procedures of the Code or Insider Trading Policy and no personnel shall request permission to trade for any Covered Account if he or she knows that such trade:

(i) would result in the buying or selling of securities in competition with buy or sell orders of, or on behalf of, clients, or operate to the detriment of such clients including, without limitation, executing a securities transaction on a day during which any client, including any investment company for which a US Schroder Group company serves as investment adviser, sub-adviser or manager (a "Schroder Managed Fund"), has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

(ii) would be for the purpose of, or result in, the buying or selling of securities to take advantage of recent or imminent trades of clients;

(iii) would involve a security being considered for recommendation for purchase or sale on behalf of a client;

(iv) would take place before a sufficient period of time has elapsed after an open-market purchase or sale of any such security, by or on behalf of any client, for the effects of such purchase or sale on the market price to dissipate;

(v) would involve any security of any company currently on the US Schroder Group Restricted List or any company with respect to which such person has non-public information which has not been evaluated by a member of the Ethics Committee in accordance with the provisions of the Insider Trading Policy;

(vi) would involve trading in options on any of the stocks held by or contemplated for client accounts;

(vii) would involve a "short sale" or otherwise would expose the employee to unlimited risk of loss.


 DE MINIMIS EXCEPTION: Transactions involving shares in certain companies traded on US stock exchanges or the NASDAQ, will be approved regardless of whether there are outstanding client orders unless there is a large outstanding order for the purchase or sale of such securities by clients. A large order will generally occur if the US equity large cap model has been revised. Other than an adjustment in the model, outstanding orders for wrap fee or managed accounts or to re-balance institutional or private accounts, will not preclude clearance for a de minimis transaction.

The exception applies to transactions involving no more than 500 shares per issuer per week in the aggregate for an employee's Covered Accounts, in securities of companies with market capitalizations of $5 billion or more. In the case of options, an employee may purchase or sell up to 5 option contracts per week to control up to 500 shares in the underlying security of such large cap company.


SHORT TERM TRADING

         All personnel are strongly advised against short-term trading. All personnel are bound by the Schroder Group policy that no one may purchase and sell the same (or equivalent) security within seven calendar days. (Please note that all London-based personnel are bound by the 60 day holding period outlined below for Level One Access Persons.) Such personnel are, in addition, subject to tighter restrictions outlined below. The trading records of all personnel will be reviewed quarterly by their Ethics Supervisor. Any personnel that appear to have established a pattern of short term trading may be subject to additional restrictions or penalties including, but not limited to, a limit or ban on future personal trading activity and a requirement to disgorge profits on short-term trades.

          The short term trading prohibition shall not pertain to the exercise of a call sold by an employee to cover a long position. however, although an employee may purchase a put to cover a long position, the exercise of such put will only be approved if the underlying security was held for the minimum required period (7 days or 60 days, as appropriate). the exercise of a covered put is subject to the same preclearance and reporting requirements as the underlying security.

COVERED SECURITIES

Securities, such as stocks, bonds and options, are covered by this Policy. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

NOT COVERED BY THIS POLICY ARE:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o    any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments(1)
o    shares or units in any open-end US registered   investment  company (mutual
     fund)
o    shares of any UK authorized unit trust(2)

If a security is not covered by this Policy, you may purchase or sell it without obtaining pre-clearance and you do not have to report the transaction.

EXEMPT FROM PRECLEARANCE

       The preclearance requirements do not apply to the following transactions. however, such transactions MUST BE REPORTED as set forth in the section on Reporting Requirements.

1)       NON-DISCRETIONARY ACCOUNTS



--------
1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

2 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

          Transactions effected in any Covered Account over which the employee has no direct or indirect influence or control is deemed a non-discretionary account. An employee shall be deemed to have no direct or indirect influence or control over an account only if the following conditions are met:

          a) Investment discretion for such account has been delegated in writing to an independent fiduciary and such investment discretion is not shared with the employee or decisions for the account are made by a family member and not by the employee;

          b) The employee (and where applicable, the family member) certifies in writing that he/she has not and will not discuss any potential investment decisions with such independent fiduciary or family member; and

          c)      The Ethics Committee approves such arrangements.

2)       NON-VOLITIONAL TRADES

          Transactions which are non-volitional on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger). However the volitional sale of securities acquired in a non-volitional manner is treated as any other securities trade and subject to the preclearance requirements.

3)       AUTOMATIC TRANSACTIONS AND DIVIDEND REINVESTMENT PLANS

          Purchases of the stock of a company pursuant to an automatic dividend reinvestment plan, automatic direct stock purchase plan, dividend reinvestment plan or an employee stock purchase plan sponsored by such company. such deductions that take place on an automatic, regular (i.e., weekly, monthly, quarterly) basis from either a paycheck or account (i.e., bank account, money market account) need not be pre-cleared.

          However the volitional sale of such securities is treated as any other securities trade and subject to the preclearance requirements. In addition, if an employee mails in a payment to purchase securities directly from the issuer, that purchase must be pre-cleared on the day the payment is mailed in to the issuer (see the following section).

4)       RIGHTS OFFERINGS

          Receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. Employees must, however, pre-clear transactions for the acquisition of such rights from a third-party or the disposition of such rights.

TRADING PRECLEARANCE

Before each transaction in a Covered Secuirty, all personnel must complete a "Personal Securities Transaction - Request to Trade" form (see Appendix C).

U.S. Securities

Personnel wishing to trade in US securities must have the form signed by the senior fund manager present (in New York or London and corresponding to the director's, officer's or employee's location) responsible for supervising client investments in large capitalization US equities, small capitalization US equities, investment grade fixed income securities or high yield securities, as appropriate, to the effect that no client trades are presently contemplated in that security. Boston-based personnel wishing to trade in small capitalization US equities should obtain certification from the senior fund manager in Boston; all other personnel wishing to trade in small capitalization US equities should obtain certification from the senior New York or London-based (as applicable) small company fund manager.

IF YOU WISH TO PURCHASE AN INITIAL PUBLIC OFFERING(3) OR SECURITIES IN A PRIVATE PLACEMENT(4) YOU MUST OBTAIN PERMISSION FROM THE CHIEF COMPLIANCE OFFICER.

Any employee who has been authorized to acquire securities in a Private Place is required to disclose that investment in any subsequent consideration of a client's investment in securities of the issuer. In such circumstances, the decision to purchase securities of the issuer for a client shall be subject to an independent review by personnel with no personal interest in the matter.

Non U.S. Securities

Personnel wishing to trade in non-US equity securities must obtain certification, by fax if necessary, from the senior London-based SIM NA or SIMIL fund manager responsible for supervising client investments in the country where such securities are primarily traded. Country funds and ADRs are treated as non-US securities and certification must therefore be obtained from the senior London based SIM NA or SIMIL fund manager responsible for the relevant country.



-------------------

3 An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

4 A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

APPROVAL OF TRADING

Final responsibility for approving all trades, other than those placed through Schroders' London dealing room, rests with the Ethics Supervisor, or in his/her absence with any member of the Ethics Committee. London-based personnel must send the signed Request to Trade form to their Ethics Supervisor at the same time that the required dealing ticket is submitted to the senior-ranking dealer in Schroders' London dealing room. Members of the Ethics Committee, including the Ethics Supervisor, shall have their own personal trades, other than those placed through Schroders' London dealing room, approved by another member of the Ethics Committee.

If an employee receives permission to trade a security or instrument, the trade must be executed AFTER such permission is granted and, for US-based personnel BEFORE the end of the next business day after permission has been received. Trades for London-based personnel must be executed within 24 hours after permission is granted. If the trade is not executed within the appropriate time frame and the person still wishes to effect the transaction, pre-clearance must again be obtained - this would be the case for limit orders and orders such as good-till-canceled as well.

(For Personal Equity Plans and similar vehicles which are subject to a mandatory cooling-off period, trade date shall be deemed to be the date on which the application is submitted rather than the date on which the cooling-off period expires and not the date the trade is executed.)

If an employee fails to preclear a transaction in a Covered Security, he/she may be monetarily penalized, by a fine and/or disgorgement of profits or avoidance of loss. These types of violations will result in reprimands and could also negatively affect the person's employment at Schroders. All preclearance violations will be forwarded to the Ethics Committee to determine sanctions.

In cases where approval is not granted for any Covered Account transactions in a security, Schroders will provide no compensation for any consequential losses in a Covered Account.

ADDITIONAL RESTRICTIONS AND REQUIREMENTS FOR LEVEL ONE ACCESS PERSONS

The following additional restrictions and requirements apply to LEVEL ONE ACCESS PERSONS, namely all US Schroder Group fund managers, investment analysts, traders and those persons who, in connection with their regular functions or duties, obtain: (i) information regarding the purchase or sale of a security on behalf of a client or (ii) information as to specific securities under consideration for purchase or sale on behalf of clients. These additional restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their Covered Accounts and securities transactions initiated or recommended by them for clients:

i) Level One Access Persons are prohibited from buying or selling a security within seven calendar days before and after any client trades in that security. Any profits realized on transactions within the proscribed periods (based on the difference in the price per share between that paid or received, as appropriate, by the client and that paid or received by such Access Person) will be required to be disgorged to the appropriate client or, if that is not possible, to a charitable organization designated by the Ethics Committee.

ii) Level One Access Persons are prohibited from profiting in the purchase and sale of the same (or equivalent) securities within 60 calendar days. This 60 day restriction is in lieu of the general seven day restriction on short-term trading described above. Any profits realized on any such short-term trades will be required to be disgorged to a charitable organization designated by the Ethics Committee.

iii) Level One Access Persons are required to disclose, on commencement of employment and subsequently in an annual filing to their Ethics Supervisor, all their personal securities holdings.


REPORTING REQUIREMENTS

All personnel are required to report his/her transactions in Covered Securities holdings in Covered Accounts, as follows.

     REPORTS OF EACH TRANSACTION IN A COVERED SECURITY

o Personnel are required to report to Compliance, no later than at the opening of business on the business day following the day of execution of a trade for a Personal Account, including:

         name of security
         nature of transaction (purchase, sale, etc.)
         number of shares/units or principal amount price of transaction date of trade name of broker

SSB and Schwab provide the New York Compliance Department with a daily report of the above information with respect to any personal securities transactions executed by New York-based personnel.

Any personnel seconded from London to New York who are granted a waiver from the requirement to maintain personal accounts at SSB or Schwab shall, within ten days after the end of each calendar quarter, provide the New York Ethics Supervisor with copies of all pre-clearance forms and contract notes for transactions executed through the London dealing desk.

The reporting obligation of London-based personnel shall be discharged by arranging in advance for copies of contract notes/confirmations for all their transactions to be sent automatically to Compliance upon completion of a trade.

         INITIAL EMPLOYMENT

o No later than 10 days after initial employment with a US Schroder Group Company, each employee must provide Compliance (New York or London, as appropriate) with a list of each Covered Security s/he owns (as defined above). The information provided must include the title of the security, number of shares owned, and principal amount, as well as a of list of all Covered Accounts where Covered Securities are held. The employee will sign and date the report.

         QUARTERLY REPORTS

o No later than 10 days after the end of each calendar quarter, each employee will provide Compliance (New York or London, as appropriate) with a report of all transactions in Covered Securities in the quarter, including the name of the Covered Security, the number of shares and principal amount, whether it was a buy or sell, the price and the name of the broker through whom effected. The employee will also report any new Covered Accounts established during the quarter, including the name of the broker/dealer and the date the Covered Account was established. The report will be signed and dated by the employee.

         ANNUAL REPORTS

o Within 30 days after the end of the calendar, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, number of shares and principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. The employee will sign and date the report.

Exceptions:

o An employee need not report any transactions in covered securities or any covered accounts in which s/he has no direct or indirect influence or control.

o A director of a schroder fund who is not an "interested person"5 is not required to make initial, quarterly or annual reports provided that s/he did not know, nor in the ordinary course of fulfilling his/her duties as a director, s/he should not have known, that during


---------------

5 As defined in Section 2(a)(19) of the Investment Company Act.

     the 15 day period immediately before or after his/her transaction in a covered security, the fund purchased or sold the covered security or that the covered security was considered for purchase or sale by the fund.

The information on personal securities transactions received and recorded by SIM NA and SIMIL (on behalf of their employees) will be deemed to satisfy the reporting obligations contained in Rule 204-2(a)(12) under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

Reports by the Ethics Supervisors

On a quarterly basis, the appropriate Ethics Supervisors, in order to assist them in fulfilling their regulatory obligations, will report to the Boards of Trustees of the Schroder Funds or the Schroder-managed Funds, as appropriate, and the Supervisory Principal of SFA, any violations of this Code and the actions, if any, taken by the Ethics Committee.

Adopted: October 1, 1995
Amended: May 15, 1996
         May 1, 1997
         June 12, 1998
         June 2, 1999
         March 14, 2000

                                   APPENDIX A

DEFINITIONS

"ETHICS SUPERVISOR" means the persons designated from time to time by the Ethics Committee to administer the Code, who currently are:

---------------------------------------------------------------------------------------------------------------
Barbara Brooke                           Schroders U.S. Holdings Inc.
Manning for:                             Schroder Investment Management North America Inc. (New
(alts: ) Evett Lawrence                  York and Mexico City)
         Brian Murphy                    Schroder Investment Management North America Ltd. (Toronto
                                         only)
---------------------------------------------------------------------------------------------------------------
Barbara Brooke                           Schroder Fund Advisors Inc.
Manning for:                             Schroder Capital Funds
(alt: Sandra Poe)                        Schroder. Investment Management North America Inc. (New
                                         York)
                                         Schroder Capital Funds (Delaware)
                                         Schroder Series Trust
---------------------------------------------------------------------------------------------------------------
Paul Martin for:                         Schroder Investment Management North America Inc. (London)
                                         Schroder Investment Management North America Limited
                                         (London)
                                         Schroder Investment Management International Limited
---------------------------------------------------------------------------------------------------------------

"ETHICS COMMITTEE" means the committee designated by the US Schroder Group Companies from time to time, which currently comprises:

                                    Jeremy Willoughby(Chairman)
                                    Richard Foulkes
                                    Barbara Brooke Manning
                                    Richard Mountford
                                    Andrew Smethurst
                                    Mark Smith

"ACCESS PERSON" will be divided into two categories: Level One Access Person means any director, officer or employee who is an Advisory Person (as defined herein) of SIM NA, SFA, SI and the Schroder Funds. All other directors and officers are Level Two Access Persons.

"ADVISORY PERSON" is any employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of any advisory client or information regarding securities under consideration for purchase or sale on behalf of clients or whose functions relate to the making of any recommendations with respect to such purchases or sales.

A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"COVERED ACCOUNT" is an account in which securities are owned by you. This includes IRA accounts. Under the Policy, accounts held by your spouse (including his/her IRA accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household are also considered your accounts. In addition, accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other's support) are considered your accounts under this Policy.

If you are in any doubt as to whether an account falls within this definition of Covered Account, please see Compliance. Further, if you believe that there is a reason that you are unable to comply with the Policy, for example, your spouse works for another regulated firm, you make seek a waiver from Compliance.

"COVERED SECURITIES" generally means stocks, bonds and options. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

NOT COVERED BY THIS POLICY ARE:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments (6)
o shares or units in any open-end US registered investment company (mutual fund)
o shares of any uk authorized unit trust(7)

"DISINTERESTED DIRECTOR/TRUSTEE" means a Director or Trustee of the any of the Schroder Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act or the rules thereunder.

--------
1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality. 2 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

"US SCHRODER GROUP RESTRICTED LIST" means a list of securities determined from time to time by the Ethics Committee, in accordance with provisions of the Insider Trading Policy, to be inappropriate for trading by personnel covered by this Code and, in certain circumstances, by any client portfolio of any US Schroder Group Company.